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                                                                  Exhibit (a)(4)



          - Please fold and detach card at perforation before mailing -


                             AMWAY ASIA PACIFIC LTD.

    In conjunction with the Special Meeting of Shareholders of Amway Asia Pacific Ltd. (the "Company") to be held on April 27, 2000, or any adjournment thereof, the undersigned, a participant in the Amway Corporation Profit Sharing and 401(k) Plan (the "Plan"), hereby instructs Fidelity Management Trust Company ("Fidelity") as trustee of the Plan to vote the shares of Common Stock of the Company credited to the participant's individual account under the Plan as follows on the reverse side of this card.

NOTE: In order to have the aforesaid shares voted, this Voting Instruction Card must be returned on or before April 20, 2000. Fidelity will not vote shares for which it has received no direction from Plan participants.

                              MARK BOX AT RIGHT IF ADDRESS CHANGE HAS    [ ]
                              BEEN NOTED ON LEFT OF THIS CARD.

                              PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY
                                       IN THE ENCLOSED ENVELOPE.


                              Date
                                  -------------------------------


                              ------------------------------------------------



                              ------------------------------------------------

                              Please sign this Voting Instruction Card exactly as your name appears.



          - Please fold and detach card at perforation before mailing -



                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

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                                                                                   FOR      AGAINST       ABSTAIN
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 1.  Proposal to approve the tender offer and amalgamation agreement, dated        [ ]        [ ]           [ ]
     November 15, 1999, among Amway Asia Pacific, New AAP Limited and
     Apple Hold Co., L.P., and the amalgamation contemplated thereby.
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